UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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[ ]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

INTELGENX TECHNOLOGIES CORP.
(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement), if other than Registrant)

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INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2

March 25, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders (the “Meeting”) of IntelGenx Technologies Corp., which will be held at 4:00 p.m. Eastern Time, on Tuesday, May 10, 2016, at our offices at, 6420 Abrams, Ville St. Laurent, Québec, H4S1Y2, Canada. Details of the business to be conducted at the Meeting is provided in the attached Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the Company’s 2015 Annual Report. We encourage you to read the Annual Report. It includes information on the Company’s operations, markets and products, as well as the Company’s audited financial statements.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to vote your shares as soon as possible. Instructions in the proxy card will tell you how to vote by internet, or by returning your proxy card by mail. The proxy statement explains more about proxy voting. Please read it carefully.

I look forward to meeting those of you who will be able to attend the Meeting, and I appreciate your continued support of our company.

Sincerely,

/s/ Horst G. Zerbe
Horst G. Zerbe
Chairman, President and Chief Executive Officer

INTELGENX TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 10, 2016

To the Shareholders of IntelGenx Technologies Corp.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders (the “Meeting”) of IntelGenx Technologies Corp., a Delaware corporation (“IntelGenx” or the “Company”), will be held at 4:00 p.m. Eastern Time on Tuesday, May 10, 2016, at our offices at 6420 Abrams, Ville St. Laurent, Québec, H4S 1Y2, Canada for the following purposes:

1.     To elect six directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are duly elected and qualified;

2.     To ratify the appointment of Richter LLP as the Company's Independent Registered Public Accountants for the 2016 fiscal year; and

3.     To vote on executive compensation; and

4.     To consider and transact such other business as may properly come before the Meeting and any adjournments thereof.

The foregoing items are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

The Board of Directors has fixed the close of business on March 11, 2016 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Meeting and any adjournments thereof.

Dated: March 25, 2016	By Order of the Board of Directors,

/s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary

PLEASE PROMPTLY VOTE OVER THE INTERNET AS DESCRIBED ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is exercised, and the giving of a proxy will not affect your right to vote in person if you attend the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL OF THE PROPOSALS SET FORTH HEREIN.

INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2

PROXY STATEMENT

2016 ANNUAL MEETING OF SHAREHOLDERS

May 10, 2016

Introduction

 This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of IntelGenx Technologies Corp. (the “Company”) for use at the Company's Annual Meeting of Shareholders to be held on May 10, 2016, and at any adjournment thereof (the “Meeting”). Further, solicitation of proxies may be made personally, or facsimile, by regularly employed officers and other employees of the Company, who will receive no additional compensation for such.

 Only shareholders of record (each a “Shareholder” and collectively, the “Shareholders”) at the close of business on March 11, 2016 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding 63,615,256 shares of the Company's common stock (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. All properly executed, unrevoked proxies on the enclosed form of proxy that are received in time will be voted in accordance with the Shareholder's directions and, unless contrary directions are given, will be voted for the proposals (each a “Proposal” and collectively the “Proposals”) described herein. Anyone giving a proxy may revoke it at any time before it is exercised by giving the board of directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting in person.

The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Assuming a quorum is present at the Meeting, approval of each of the three proposals presented herein require the vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by our transfer agent, Philadelphia Stock Transfer, Inc., who will act as inspector of elections and who will determine whether or not a quorum is present. Shares of Common Stock represented by proxies that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against Proposals 1 and 2, but are considered a vote against Proposals 3.

The Board of Directors of the Company (the “Board”) has adopted and approved each of the Proposals set forth herein and recommends that the Company's Shareholders vote “FOR” each of the Proposals.

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Fiscal Year”) including the audited financial statements set forth therein, which are incorporated by reference into this Proxy Statement and made a part hereof, are being mailed or sent electronically concurrently herewith to all Shareholders of record at the close of business on March 11, 2016.

This Proxy Statement, the accompanying Notice of Meeting and the form of proxy have been first mailed to the Shareholders on or about March 30, 2016.

The date of this Proxy Statement is March 25, 2016.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.     WHAT IS A PROXY?

It is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Dr. Horst G. Zerbe, our President and Chief Executive Officer, has been designated as a proxy for the 2016 Annual Meeting of Shareholders.

2.     WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2016 Annual Meeting of Shareholders is March 11, 2016. The record date is established by the Company as required by Delaware law and our By-laws. Shareholders of record (registered shareholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

3.     WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered shareholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 12 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.     WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)	Vote By Internet

All shareholders of record can vote by Internet as instructed on the proxy card.

(b)	In Writing:

All shareholders of record can vote by mailing in their completed proxy card (in the case of registered shareholders) or their completed vote instruction form (in the case of street name holders).

(c)	In Person:

All shareholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

5.     HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)	giving written notice to our Corporate Secretary;

(b)	delivering a later-dated proxy; or

(c)	voting in person at the meeting.

6.     WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2017 Annual Meeting of Shareholders, shareholders may:

(a)	vote in favor of a specific nominee; or

(b)	withhold vote as to a specific nominee.

Directors will be elected by a plurality of the votes cast. Our Board recommends a vote “FOR” all of the nominees.

7.     WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF RICHTER LLP, AND WHAT VOTE IS NEEDED TO RATIFY ITS SELECTION?

When voting on the ratification of the selection of Richter LLP as our independent registered public accounting firm, shareholders may:

(a)	vote in favor of the ratification;

(b)	vote against the ratification; or

(c)	abstain from voting on the ratification.

The selection of the independent registered public accounting firm will be ratified if the votes cast “FOR” are a majority of the votes present at the meeting. The Board recommends a vote “FOR” this proposal.

8.     WHAT ARE THE VOTING CHOICES WHEN VOTING ON ADVISORY, NON-BINDING COMPENSATION FOR OUR EXECUTIVE OFFICERS, AND WHAT VOTE IS NEEDED TO APPROVE THE COMPENSATION SCHEME?

(a)	vote in favor;

(b)	vote against; or

(c)	abstain from voting.

The compensation for our named executive officers will be approved, on an advisory, non-binding basis, if a majority of the voting power of the voting shares present at the meeting votes “FOR” the proposal. A properly executed proxy card marked “ABSTAIN” with respect to this proposal will have the same effect as voting “AGAINST” this proposal. The Board recommends a vote “FOR” this proposal.

9.     WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned or submitted by e-mail will be voted FOR the election of all director nominees, FOR the proposal to ratify the selection of Richter LLP, FOR the Plan, and FOR the compensation of executive officers.

10.     WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 11, 2016. Each share of our common stock is entitled to one (1) vote.

11.     WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that your shares are registered differently or that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent for the Proxy Service is Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230, Ardmore, PA 19003, Tel. 484-416-3124.

12.     WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are registered in your name, they will not be voted unless you submit your proxy card, or vote in person at the meeting. If your shares are held in street name, your bank, brokerage firm or other nominee, under some circumstances, may vote your shares.

Brokerage firms, banks and other nominees may vote customers' un-voted shares on “routine” matters. Generally, a broker may not vote a customer's un-voted shares on non-routine matters without instructions from the customer and must instead submit a “broker non-vote.” A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved. At the meeting, the election of directors, the approval of the Plan and the advisory vote on executive compensation are non-routine matters and the verification of the auditors is a routine matter.

13.     ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Broker non-votes will not be included in vote totals and will not affect the outcome of the vote for directors. In matters other than the elections of directors, abstentions and broker non-votes have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to shareholders.

14.     HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

To hold the meeting and conduct business, one-third of our outstanding voting shares as of March 11, 2016 must be present or represented by proxy at the meeting. On this date, a total of 63,615,256 shares of our common stock were outstanding and entitled to vote. Shares representing one-third must be present. This is called a quorum.

Votes are counted as present at the meeting if the shareholder either:

(a)	Is present and votes in person at the meeting; or

(b)	Has properly voted by Internet or submitted a proxy card.

15.     WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will announce preliminary voting results at the annual meeting and publish final results on a current report filed on Form 8-K within four business days of the end of the meeting.

16.     UNDER WHAT CIRCUMSTANCES WOULD THE ANNUAL MEETING BE ADJOURNED?

The annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum.

Any adjournment may be made without notice, other than by an announcement made at the annual meeting, by the affirmative vote of a majority of the voting shares present in person or by properly executed proxy at the annual meeting.

17.     WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the annual meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec H4S 1Y2
Telephone: 514-331-7440
Facsimile: 514-331-0436
Email: ingrid@intelgenx.com
Attention: Ingrid Zerbe

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO
BE HELD ON MAY 10, 2016:
This proxy statement and the Annual Report
on Form 10-K for the fiscal year ended
December 31, 2015 are available at
www.pstvote.com/intelgenx2016

PROPOSAL 1

ELECTION OF DIRECTORS

General

Six directors are to be elected to the Company’s Board of Directors at the Meeting to hold office until the next annual meeting or until their successors are elected. Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. The following schedule sets forth certain information concerning the nominees for election as directors. Each of the six directors has been previously elected by our shareholders, except for Mr. Clemens Mayr, who was elected to our board in August of 2015.

In the event the nominees are unable or unwilling to serve as directors at the time of the Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced pursuant to an action by the Board of Directors in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Shareholder Vote Required

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 1 TO ELECT THE NOMINEES TO THE BOARD OF DIRECTORS LISTED BELOW.

 Listed below are the nominees for directors, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past ten years. Such information has been furnished to the Company by the director nominees:

Name	Director since

Horst G. Zerbe, Ph.D.	2006

J. Bernard Boudreau	2006

Ian (John) Troup	2008

Bernd J. Melchers	2009

John Marinucci	2010

Clemens Mayr	2015

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of March 25, 2016 concerning the directors and officers. The biographies of each of the director nominees below contain information regarding the individual’s service as a director, business experience, director positions held currently or at any time during the last ten years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company

Name	Age	Position	Position since
Horst G. Zerbe(3)	69	President and Chief Executive Officer,	April 2006 (except
			January to July 2014)
		Chairman of the Board	April 2006
Andre Godin	53	Executive Vice President and Chief	August 2015
		Financial Officer
John Durham(4)	61	Vice President, Manufacturing Operations	January 2015
Nadine Paiement(4)	39	Vice President, Research and Development	January 2016
		Director, Research and Development	June 2005
Robert Bechard(4)	57	Vice President, Corporate Development	January 2016
Dana Matzen(4)	38	Vice President, Business Development	March 2016
J. Bernard Boudreau(2) (3)	71	Director	June 2006
		Vice Chairman of the Board	March 2014
Ian (John) Troup (2)	73	Director	May 2008
Bernd J. Melchers(1)	64	Director	April 2009
John Marinucci(1) (2) (3)	59	Director	August 2010
Clemens Mayr(1) (2)	47	Director	August 2015
Ingrid Zerbe	61	Corporate Secretary	April 2006

(1)	Audit Committee member
(2)	Compensation Committee member
(3)	Corporate Governance and Nomination Committee
(4)	VP of Canadian subsidiary IntelGenx Corp.

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the board of directors and each executive officer serves at the discretion of the board.

Horst G. Zerbe, Ph.D.

Dr. Zerbe (69) is the founder of IntelGenx Corp. and has been the President, Chief Executive Officer, and Chairman of IntelGenx Technologies Corp. since April 2006. In addition, Dr. Zerbe has served as the President, Chief Executive Officer and Director of IntelGenx Corp., our Canadian Subsidiary, since 2005. Dr. Zerbe retired from his positions as President and Chief Executive Officer on January 1, 2014, and at the request of the Board was reappointed as President and CEO effective July 15, 2014.

Dr. Zerbe has more than 35 years’ experience in the pharmaceutical industry. He started his career At Schwarz Pharma and subsequently at 3M Pharmaceuticals in Germany. From 1998 to 2005, he served as the president of Smartrix Technologies Inc. in Montreal; prior thereto, from 1994 to 1998, he served as Vice President of R&D and Technology Transfer at LTS Lohmann Therapy Systems in West Caldwell, NJ. During his assignments at 3M and LTS, he gained considerable experience in the technology transfer and commercial manufacturing of transdermal as well as oral film products. Dr. Zerbe has extensive executive level experience, and has been responsible for many strategic and business initiatives. Dr. Zerbe has been involved in new drug development and the acquisition and disposition of new drug candidates and other 11 technology, licensing and distribution matters that are likely to affect our company’s own business efforts. He has published numerous scientific papers in recognized journals and holds over 30 patents. Dr. Zerbe is married to Ingrid Zerbe, our Corporate Secretary.

In nominating Dr. Zerbe to serve as a director, the Board of Directors considered both Dr. Zerbe’s length and breadth of industry-specific technical and business experience, and his role as founder and Chief Executive Officer of our IntelGenx Corp. Dr. Zerbe was responsible for developing the vision for our company and identifying many of our current partner relationships. The Board of Directors continues to believe that his experience is a strong asset as our company encounters challenges similar to those Dr. Zerbe has been involved with at ours and other companies.

Andre Godin, CPA, CA.

Mr. Godin (53) has been our Executive Vice President and Chief Financial Officer since August 2015. Mr. Godin has more than 25 years’ experience in the Biotech/Pharma industry. Most recently, from April 2014 to April 2015, he served as Interim CEO and CFO of Neptune Technologies and Bioresources Inc. and both of its subsidiaries Acasti and NeuroBioPharm. He started with Neptune in April of 2003 as Vice President, Administration and Finance and was named its CFO in 2008. Prior to joining Neptune, Mr. Godin was President of a dietary supplement corporation and a corporate controller for a pharmaceutical corporation in OTC products. Mr. Godin holds a Bachelor of Business Administration degree from the University of Quebec in Montreal.

John Durham B.Sc.,

Mr. Durham (61) has been Vice President, Manufacturing Operations of IntelGenx Corp. since January 2015. Prior to his appointment, from September 2013, he was engaged at IntelGenx as a consultant where he was primarily involved in the planning and design of the upgrade and expansion of R&D capacity and the construction of manufacturing capability. Mr. Durham’s consulting engagement was based on an agreement between IntelGenx and Borealis Consulting Inc, a Consulting Company founded by Mr. Durham in 2007.

Mr. Durham held executive leadership positions with several multinational and domestic pharmaceutical manufacturing operations. He has an extensive background in pharmaceutical operations and quality management, together with a strong record of achievement in a regulated business environment. From November 2011 to September 2013 Mr. Durham was Chief Operating Officer with Pharmetics, a leading private label manufacturer in Montreal. From May 2009, to July 2011, he was Vice President, Technical Operations with Labopharm, a pharmaceutical company in Montreal. From September 2007, to April 2009, Mr. Durham was Vice President, Business Development with PharmEng, a Canadian contract manufacturing company. From May 2003, to July 2007, he was President of Draxis Pharma, a leading contract manufacturing company in Canada, and a division of Draxis Health, which was trading on the TSX. He was also Vice President and General Manager, from March 1997 until April 2003, with Banner Pharmacaps Canada, a contract manufacturer of soft gelatine capsules. In addition, Mr. Durham also held positions in operations management with Novartis from 1994 to 1997 and in quality and operations management with Johnson and Johnson from 1983 to 1994.

Nadine Paiement, M.Sc

Ms. Paiement (39) is Vice President, Research and Development at IntelGenx Corp. since January 2016. Nadine Paiement has over 10 years of experience in pharmaceutical research and development. She has been with IntelGenx since June of 2005, where she grew into different positions including her most recent position as Senior Director, Research and Development. Prior to joining IntelGenx, from 1999 to 2005 Ms. Paiement worked as Formulation Scientist for Smartrix Technologies.

Nadine Paiement holds a M.Sc. degree in Polymer Chemistry from Sherbrooke University, Montreal, Quebec and is co-inventor of IntelGenx's Tri-Layer technology.

Robert Bechard, MBA, M.Sc., B.A.

Robert Bechard (57) has been Vice President, Corporate Development at IntelGenx Corp. since January 2016. Mr. Bechard has over 20 years of experience in the biopharmaceutical industry having worked for two lifescience venture capital funds, a pharmaceutical R&D management company and as a consultant to the biotech industry. Most recently, from March 2014 to January 2016, Mr. Bechard was Chief Business Officer for InSymbiosis Inc. where he was also responsible for managing InSymbiosis Capital, a lifescience venture capital fund. Prior to that, from November 2009 to March 2014 he worked as an independent consultant to private companies providing assistance with corporate strategy, business development as well as fundraising. From February 1998 to November 2009 Mr. Bechard was employed at RBC Capital Partners, first as Senior Partner, Life Sciences until November 2003 when he advanced to the position as Managing Partner, Life Science. From September 1996 to February 1998 he worked as an Investment Manager in Lifesciences for SOFINOV a subsidiary of the Caisse de Depot et Placement du Quebec.

Robert Bechard holds a Master of Business Administration from Concordia University in Montreal, Quebec, Master of Science in Public Administration from the London School of Economics and Political Science in London, England and a Bachelor of Arts with major in Political Science from the University of New Brunswick, Canada.

Dana Matzen, Ph.D.

Dr. Matzen (38) is Vice President, Research & Development at IntelGenx Corp. since March 2016. Most recently, from May 2010 to March 2016, Dr. Matzen was Director, Business Development at Paladin Labs, an Endo International company, based in Montreal, Canada. During her time at Paladin, Dr. Matzen was responsible for in-licensing business opportunities for Canada, Africa and Latin America. In addition, Dr. Matzen was in charge for overseeing strategic initiatives for Paladin’s international out-licensing business including alliance management of over 15 existing partners worldwide. More recently, Dr. Matzen joined the Marketing Team and led the successful launch of Iclusig in Canada.

Prior to joining Paladin, from September 2008 to May 2010, Dr. Matzen was Life Science Specialist at L.E.K. Consulting in London, UK and Los Angeles, U.S. From October 2006 to August 2008, Dr. Matzen was a Postdoctoral Scholar at UCSF focusing on cellular and molecular pharmacology. Dr. Matzen has published several peer-reviewed articles that have been referenced in over 100 publications and was awarded with the Genentech Foundation Postdoctoral Fellowship for outstanding research.

Dr. Matzen holds a Ph. D in Microbiology and Genetics from the University of Vienna (Max F. Perutz Laboratories) and her Masters in Nutritional Economics from the University Kiel, Germany.

J. Bernard Boudreau, QC, PC

Mr. Boudreau (71) has been a director of IntelGenx Technologies Corp. since June 2006 and Vice-Chairman of the Board since March 4, 2014. From 2005 to 2008, Mr. Boudreau served as the Vice-President of Pharmeng International Inc., a pharmaceutical manufacturing and consulting company listed on the Toronto Stock Exchange. Since 2001, he has been President and CEO of Radcliffe Consulting and Investment Limited, a private consulting firm located in Halifax, N.S. From 2010 to 2013 he served on the board of directors at Pillar5 Pharma, a privately owned Canadian Company, and one of our manufacturing partners. Mr. Boudreau has also served on the Board of Directors of a number of public and private companies, including Export Development Canada and the Bank of Canada.

Mr. Boudreau has a distinguished record as a lawyer, businessman and public figure. His litigation experience includes successful appearances at every level of the judicial system in Nova Scotia. He was appointed as Queen's Counsel in 1985. Mr. Boudreau was first elected to the provincial legislature of Nova Scotia in 1988. He served as Chair of the Public Accounts Committee and opposition critic for Finance and Economic Development. In 1993, he was re-elected as a member of government and held responsibilities as Minister of Finance, Minister of Health, Chair of the Cabinet Priorities and Planning Committee. Mr. Boudreau served as Government Leader in the Senate of Canada and Member of the federal Cabinet between 1999 and 2001.

In deciding to nominate Mr. Boudreau, our Board considered his service as a director for a number of public and private companies and his broad experience with governance issues facing public companies. The Board also believes his extensive business and legal experience both inside and outside of our industry help him bring technical and non-technical perspectives when handling matters arising before the Board of Directors.

Ian (John) Troup, B.Sc.

Mr. Troup (73) has been a director of IntelGenx Technologies Corp. since May 2008. From April 2008 to February 2010, Mr. Troup was a Director of Vital Medix, an early stage drug development company. In July 2007, he was appointed to the Board of Medisyn Technologies Inc., a privately held "in silica" drug discovery and development company. From September 1995 until his retirement in December 2003, Mr. Troup was President and Chief Operating Officer of Upsher-Smith Laboratories, a privately held pharmaceutical company. Prior to this, he served as President of Schwarz Pharma in the UK for seven years, followed by serving as President of Schwarz Pharma USA in Minnesota for an additional nine years.

Born and educated in Scotland, Mr. Troup has worked in the pharmaceutical industry for over 35 years. Originally an industrial chemist, he held executive positions in sales and marketing for several leading companies. His experience includes new product development and launch, M&A and strategic planning.

In deciding to nominate Mr. Troup, the Board considered his track record and knowledge of our industry, as demonstrated by his leadership positions in the companies where he was employed, as well as his service as a director on various boards. The Board also believes his experience with new product launch and strategic planning are of particular value to a company in our stage of development.

Bernd J. Melchers, B.A.

Mr. Melchers (64) has been a director of IntelGenx Technologies Corp. since April 2009. From January 2001 until his retirement in December 2004, Mr. Melchers was Managing Director of 3M Dyneon Holding GmbH, Germany and Global Chief Financial Officer of the world wide operating 3M Dyneon Group, a subsidiary of 3M Corporation headquartered in Minnesota. Prior to this he served, from July 1995 to December 2000, as the Controller at the European Business Center of 3M Medical Markets Europe in Belgium. Prior to this, he held various senior Financial Manager positions at the Medical-Surgical Division of 3M in St. Paul, Minnesota, at 3M Health Care Products, Germany, and at 3M Pharmaceutical Products, Germany.

In deciding to nominate Mr. Melchers, the Board considered his 30-years experience within the pharmaceutical and health care industry, together with his extensive hands-on international experience in corporate financial management. The Board also considered his extensive operational and financial expertise, as well as his track record and achievements in global financial management positons of pharmaceutical, medical and specialty chemical businesses.

John Marinucci, C.A., C.P.A., ICD.D, HRCCC

Mr. Marinucci (59) has been a Director of IntelGenx Technologies Corp. since August 2010. From April 2002 until March 2009, Mr. Marinucci was President and Chief Executive Officer at New Flyer Industries Inc. (NFI), a publicly traded company listed on the Toronto Stock Exchange. NFI is the largest North American manufacturer of heavy-duty transit buses. Mr. Marinucci retired from this position on March 31, 2009 and remains on the board of directors. Prior to this he was, from March 1994 to April 2002, President and Chief Operating Officer at National Steel Car Limited (NSC) and is a former President of the Canadian Association of Railway Suppliers. Mr. Marinucci serves on the Board of Directors of New Flyer, Seaport Intermodal Inc. and on the board of the CWA Foundation. He is the past Chair of CWB group and of Mohawk College. He also currently serves on the board of directors at Pillar5 Pharma, a privately owned Canadian Company, and one of our manufacturing partners. Furthermore, he is the Founder and Chairman of the Marinucci Family Foundation. Mr. Marinucci is a chartered accountant and a member of the Institute of Corporate Directors.

In deciding to nominate Mr. Marinucci, the Board considered his extensive Executive Management and Board level experience in other organizations, together with his experience of leading TSX-Listed publicly traded companies.

Clemens Mayr

Mr. Mayr (47) has been a Director of IntelGenx Technologies Corp. since August 2016. Since 2006, Clemens Mayr is a partner of McCarthy Tétrault LLP, a leading Canadian law firm. Prior thereto, he was partner with Ogilvy Renault LLP from 1999 to 2006 and lawyer from 1997 to 1999. His practice focusses on M&A and capital markets, both domestic and cross-border. In the course of his practice he has advised corporations and boards in numerous industries, including in particular life-sciences and technology. He currently also serves on the board of directors of the Institute of Corporate Directors (Quebec Chapter). He is also the chair of the Legal Advisory Committee of the AMF (the Québec securities regulatory authority).

Mr. Mayr was born in Innsbruck, Austria. He received his LLB from the Universite de Montreal in 1990 and was called to the Quebec bar in 1991.

In deciding to nominate Mr. Mayr, the Board considered his strong background and experience in M&A, capital markets and corporate governance. Mr. Mayr is uniquely qualified to provide guidance to the Company’s executive management in the execution of its growth strategy.

Ingrid Zerbe

Mrs. Zerbe (61) is our Corporate Secretary since 2006. Mrs. Zerbe is the founder of IntelGenx Corp., our Canadian Subsidiary. She served as the President of IntelGenx Corp, from its incorporation in June 2003 until December 2005. She has been a Director of the subsidiary since its incorporation in June 2003 and a Director of the parent company from April 2006 until August 2006. Mrs. Zerbe holds a bachelor degree in economics from a business school in Bottrop, Germany, and a bachelor degree in social sciences from the University of Dortmund, Germany.

Mrs. Zerbe is married to Dr. Horst G. Zerbe, who is our President, Chief Executive Officer and Chairman of the Board of Directors.

CORPORATE GOVERNANCE

Board Leadership Structure

The Company’s Board of Directors is responsible for overseeing the business and affairs of the Company. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular quarterly and special meetings of the Board and its committees.

The Charter of the Board of Directors is posted on our website at http://www.intelgenx.com.

The Board is currently comprised of Dr. Horst G. Zerbe, who serves as our Chairman and five independent directors. Dr. Zerbe is also our President and Chief Executive Officer. We believe, because of the size of our Company, that the Company, like many U.S. companies, is currently best served by having one person serve as both Chief Executive Officer and Chairman of the Board. The Board believes that through this leadership structure, Dr. Zerbe is able to draw on his intimate knowledge of the daily operations of the Company and its relationships with partners, customers and employees to provide the Board with leadership in setting its agenda and properly focusing its discussions. As the individual with primary responsibility for managing our day-to-day operations, Dr. Zerbe is also best-positioned to chair regular Board meetings and ensure that key business issues are brought to the Board’s attention. The combined role as Chairman and Chief Executive Officer also ensures that the Company presents its message and strategy to shareholders, partners, customers, employees and other stakeholders with a unified, single voice.

In 2014 the Board created the position of Vice Chairman, who serves as the independent Lead Director. The role of Lead Director is to facilitate the functioning of the Board, to help ensure that appropriate processes are followed, to assist in fostering and seeking input of independent directors, and to ensure independent director participation in all Board decisions.

The Lead Director ensures that the Board’s relationship with management functions effectively and furthers the best interest of the Corporation, including working with the committees appointed by the Board to ensure they have the proper structure and appropriate assignments. The Lead Director also regularly communicates with the Chairman and Chief Executive Officer so that he is aware of any concern of the independent directors and any concerns communicated by our shareholders. The role and responsibilities of the Lead Director are in addition to and distinct from the role of the chair of each of the committees of the Board.

The mandate of the Vice Chair (Lead Director) is posted on our website at http://www.intelgenx.com.

Independence of Members of the Board of Directors

The Board of Directors has determined that five of our directors, J. Bernard Boudreau, Ian Troup, Bernd Melchers, John Marinucci and Clemens Mayr are independent within the meaning of the director independence standards of both The Nasdaq Stock Market, LLC (“NASDAQ”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Meetings of the Board of Directors

The Company's Board of Directors held four regular meetings and various Special Meetings during our 2015 Fiscal Year. All our directors attended at least 75% of the meetings and of the committee meetings on which they served.

The Company encourages the members of the board to attend the Annual General Meeting to be available to answer shareholder’s questions. All of our directors attended the last Annual Meeting in May 2015.

Compensation of the Board of Directors

Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors. As described below in "Director Compensation", during our 2015 Fiscal Year, our Directors of the Board (except for the CEO) received an annual stipend of $28,156 (CAD$36,000), paid in quarterly installments. Furthermore, the Vice-Chairman of the Board received an additional annual stipend of $11,340 (CAD$14,500), and each chairman of a Board Committee received $5,866 (CAD$7,500).

Furthermore, effective January 2015, the non-employee Directors of the Board receive 50,000 options to purchase common stock which will be granted annually to each non-employee director at the beginning of the fiscal year.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nomination Committee.

Audit Committee. Our Audit Committee is comprised of independent members of our Board of Directors and is currently composed of Bernd Melchers, John Marinucci and Clemens Mayr. The Audit Committee held four meetings during our 2015 Fiscal Year.

Our Audit Committee assists our Board of Directors in fulfilling its responsibilities for oversight and supervision of financial and accounting matters. The chairman of the Audit Committee is Mr. Bernd Melchers. Our Audit Committee’s responsibilities include, among others (i) recommending to the Board of Directors the engagement of the external auditor and the terms of the external auditor’s engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non-audit services to be provided to us by our external auditor; (iv) reviewing our financial statements, management’s discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters; and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor.

We have adopted, along with our Audit Committee, a written charter of the Audit Committee setting out the mandate and responsibilities of the Audit Committee which provides that the Audit Committee convene no less than four times per year.

The Audit Committee Charter is posted on our website at http://www.intelgenx.com.

Accordingly, the Audit Committee discusses with Richter LLP, our auditors, our audited financial statements, including, among other things, the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

Audit Committee Financial Expert. Mr. Bernd Melchers and Mr. John Marinucci are audit committee financial experts under the rules of the SEC. Mr. Melchers and Mr. Marinucci are “independent directors” as defined in the Nasdaq Stock Market, Inc. Marketplace Rules and meet the independence and experience requirements of the SEC.

Compensation Committee. Our Compensation Committee is comprised of independent members of our Board of Directors and currently consists of the Chairman of the Compensation Committee, John Marinucci, J. Bernard Boudreau. Ian Troup and Clemens Mayr. The Compensation Committee held four meetings in 2015 and met during the first quarter of 2016 to review and discuss fiscal year 2015 executive officers performances and discuss director’s and officer’s compensation for fiscal year 2016.

Our Compensation Committee reviews and makes recommendations to our Board of Directors concerning the compensation of our directors and executive officers which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses and stock options and major changes to our benefit plans and the review of and recommendations regarding the performance of the Chief Executive Office, the Executive Vice President and Chief Financial Officer, the Vice President, Manufacturing Operations, Vice President of Corporate Development, the Vice President of Research and Development and Vice President of Business Development of our Company.

We have adopted, along with our Compensation Committee, a written charter of the Compensation Committee setting out the mandate and responsibilities of the Compensation Committee which provides that the Compensation Committee convene no less than three times per year.

The Compensation Committee Charter is posted on our website at http://www.intelgenx.com.

Compensation Committee Interlocks and Insider Participation. As stated above, the Compensation Committee consists of John Marinucci, J. Bernard Boudreau, Clemens Mayr and Ian Troup. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

Corporate Governance and Nomination Committee (CG&N). Our Corporate Governance and Nomination Committee is comprised of members of our Board of Directors and currently consists of the Chairman of the CG&N Committee, J. Bernard Boudreau, John Marinucci and Horst G. Zerbe. The CG&N Committee was implemented in August 2015 and held one meeting in 2015.

The CG&N Committee is responsible for performing the duties set out in his Charter to enable the Board of Directors to discharge its responsibilities and obligations with respect to identifying and recommending candidates for election to the Board and all committees of the Board. Furthermore, the CG&N Committee is responsible for developing an effective corporate governance system for IntelGenx Technologies Corp., and for reviewing and assessing on an ongoing basis our corporate governance and public disclosure.

In considering a potential candidate, the CG&N Committee considers both the qualities and skills that the Board, considered in its entirety, currently possesses and that the Board should possess. Based on the skills and experiences already represented on the Board, the CG&N Committee will consider the experience, personal attributes and qualities that a candidate should possess in light of the anticipated growth and development of the Corporation. The CG&N Committee recognizes the benefits of promoting diversity at the Board level. Diverse perspectives linked in common purpose contribute to innovation and growth of the Corporation. In considering candidates and selecting nominees for the Board, diversity, including gender diversity, is an important factor considered by the CG&N Committee. In assessing a candidate’s suitability, the CG&N Committee also takes into consideration the existing commitments of the individual to ensure that each member has sufficient time to discharge such member’s duties.

Notwithstanding the fact that the CG&N Committee is charged with the responsibility of identifying potential new Board members, all members of the Board are eligible to put forth candidates for the CGNC Committee to consider. Additionally, the Board may engage recruiting firms to assist with identifying qualified candidates. Once candidates have been approved by the CG&N Committee and their interest level gauged, the entire Board discusses, both formally and informally, the suitability of a particular candidate.

Stockholders may recommend individuals to our Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our principal office, 6420 Abrams, Ville St. Laurent, Quebec H4S 1Y2, Attn: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

We have adopted, along with our GC&N Committee, a written charter of the GC&N Committee setting out the mandate and responsibilities of the GC&N Committee which provides that the Committee convene as frequently as it determines necessary but not less frequently than twice each year.

The Corporate Governance and Nomination Committee Charter is posted on our website at http://www.intelgenx.com.

Board’s Role in Risk Oversight

Our management has responsibility for managing day-to-day risk and for bringing the most material risks facing the Company to the Board’s attention. The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. To facilitate the Board’s risk oversight responsibility, management provides the Board with information about its identification, assessment and management of critical risks and its risk mitigation strategies. This information is communicated to the Board and its committees at regular and special meetings, through reports, presentations and discussions with key management personnel and representatives of outside advisors, such as our independent auditors, as appropriate. During regular Audit Committee meetings, committee members discuss the financial results for the most recent fiscal quarter with the independent auditors, Chief Financial Officer and Chief Executive Officer. The Audit Committee also meets with and provides instruction to the independent auditors outside the presence of management. These discussions allow the members of the Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

The Compensation Committee oversees the company’s executive compensation arrangements, including the identification and management of risks that may arise from the Company’s compensation policies and practices.

Executive Compensation

The key objectives of the Company's executive compensation policies are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term.

Executive Officer Compensation. The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

Salary. The Compensation Committee and the Board of Directors will review base salaries for the Company's executive officers, taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Compensation Committee will also consider the Company's executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives. The cash bonus is paid on the base of individual and corporate performance.

Stock Options. Stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's Stock Option Plan, the Board of Directors or the Compensation Committee may authorize the grant of options to purchase common stock of the Company to key employees of the Company. The options generally vest in increments over a period of two years established at the time of grant.

Involvement in Certain Legal Proceedings

None of our officers or directors have, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto or been subject to any of the items set forth under Item 401(f) of Regulation S-K, other than Mr. Boudreau who was formerly the Vice President of Pharmeng International Inc. from 2005 to 2008, which since filed for bankruptcy on April 14, 2009. He was also a Director of Pharmeng until April 13, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and change in ownership with the SEC. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the fiscal year ended December 31, 2015, we believe that each person who at any time during the fiscal year was a director, officer, or beneficial owner of more than ten percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

Communications with the Board

Any record or beneficial owner of the Company's common stock who wishes to communicate with the Board of Directors should contact the Chairman of the Board or the Chairman of the Audit Committee. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Chairman of the Board or the Chairman of the Audit Committee, as applicable, will route these communications to appropriate committees or directors if the intended recipients are clearly indicated.

Any record or beneficial owner of the Company's common stock who has concerns about the Company's accounting, internal accounting controls, or auditing matters relating to the Company should also contact the Audit Committee.

Written communications should be addressed to IntelGenx Technologies Corp., 6420 Abrams, Ville St-Laurent, Quebec H4S 1Y2, Canada, Attention: Chairman of the Board/Chairman of the Audit Committee. Communications that are intended to be anonymous should be sent to the same address but without indicating your name or address, and with an interior envelope addressed to the specific committees or directors you wish to communicate with.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at http://www.intelgenx.com.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, or earned by, our Principal Executive Officer, and our two other most highly compensated executive officers for the years indicated.

Name and				Option	All Other
principal				Awards(2)	Compensation
position	Year	Salary ($)	Bonus($)	($)	($)	Total ($)
(a)	(b)	(c)		(f)	(i)	(j)
Horst G. Zerbe,	2015	205,301	76,988(7),	NIL	NIL	282,289
President and CEO	2014	103,377(2)	38,767	5,690(2)	53,004(1)	261,386
Andre Godin	2015	61,365	23,012(7)	119,520(2)	3,813(6)	207,710
EVP and CFO	2014	NIL	NIL	NIL	NIL	NIL
Paul A. Simmons	2015	100,578(4)	NIL	NIL	NIL	100,578
(former) CFO	2014	175,939	52,779	5,690(2)	Nil	234,398
John Durham	2015	144,689	54,258(7)	23,733(2)	NIL	222,680
VP Manufacturing	2014	NIL	NIL	NIL	136,293(5)	136,293
Rajiv Khosla,	2015	NIL	NIL	NIL	NIL	NIL
(former)President and CEO	2014	138,140(3)	NIL	NIL	NIL	138,140

Footnotes:

(1)

Pursuant to an appointment by the Board, Dr. Zerbe served as an adviser to the Board and IntelGenx’ management from January 1, 2014 to July 14, 2014. In connection with the appointment, he received compensation as reflected under Other Compensation. Following his reappointment as President and CEO the advisory engagement was terminated and Dr. Zerbe received compensation as President and CEO.

(2)

In December 2014, each of Dr. Zerbe and Mr. Simmons received options to purchase 25,000 shares of common stock. In April 2015 Mr. Durham received options to purchase 100,000 shares of common stock. In August 2015, Mr. Godin received options to purchase 600,000 shares of common Stock.

The amounts in this column represent the grant date fair value of stock option grants in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The value of 25,000 option grants has been determined using the Black-Scholes method and is based on the following assumptions: risk-free rate of return of 1.10%, dividend rate of 0%, volatility rate of 63% and an average term of 3.13 years. An Adjustment of 5% has been determined for the risk of forfeiture. No adjustment has been made for non-transferability. The value of 100,000 option grants has been determined using the Black-Scholes method and is based on the following assumptions: risk-free rate of return of 0.87%, dividend rate of 0%, volatility rate of 62% and an average term of 3.13 years. An Adjustment of 5% has been determined for the risk of forfeiture. No adjustment has been made for non-transferability. The value of 600,000 option grants has been determined using the Black-Scholes method and is based on the following assumptions: risk-free rate of return of 1.09%, dividend rate of 0%, volatility rate of 63% and an average term of 3.13 years. An Adjustment of 10% has been determined for the risk of forfeiture. No adjustment has been made for non-transferability.

(3)	Dr. Khosla received compensation as President and CEO from January 1 to August 1, 2014. He resigned from his positions on July 14, 2014.
(4)	Mr. Simmons received compensation as CFO from January 1 to May 22, 2015. His final salary includes accrued vacation time of $30,069. He resigned from his positions on May 22, 2015.
(5)

Prior to his employment, Mr. Durham‘s Company Borealis was engaged to plan and design the expansion of the R&D facility and the construction of the new manufacturing facility. During fiscal year 2014, he received compensation for consulting services under the agreement as reflected under Other Compensation.

(6)

Mr. Godin received compensation as Executive Vice President and CFO from August 24 to December 31, 2015. Prior to his employment from June to August 2015 he received consulting fees of $3,813 for services provided during this period.

(7)	Bonuses paid out in the first quarter of 2016

Compensation Discussion and Analysis

Employment Agreements

Horst G. Zerbe. Effective July 15, 2014, we entered into a new employment agreement with Dr. Zerbe, our President and Chief Executive Officer (the “Zerbe Agreement”). The agreement is for an indefinite period of time. Under the agreement, Dr. Zerbe is entitled to receive: (1) a minimum base salary of CAD$250,000 per year; and (2) an annual bonus of up to 50% of base salary based upon the achievement of specific performance targets established between Dr. Zerbe and the Board of Directors.

Pursuant to the Zerbe Agreement, if Dr. Zerbe is terminated by the Company for Cause (as defined in the Zerbe Agreement), Dr. Zerbe is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Dr. Zerbe without Cause, Dr. Zerbe is entitled to all accrued payments, and Termination Benefits (as defined in the Zerbe Agreement) for an 18 month period (the “Zerbe Severance Period”), which shall include, (i) a lump sum payment of base salary for the Zerbe Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Zerbe Severance Period or the start of subsequent employment with similar benefits, (iii) payment of a monthly automobile allowance up to the earlier of the end of the Zerbe Severance Period or the start of subsequent employment with similar benefits (iii) payment of a bonus up to the date of termination of employment, and (iv) any stock options that are unvested shall immediately vest. All such payment must be made by the Company within ten days of the date of termination by the Company.

If the employment is terminated by Dr. Zerbe within 6 months following a Change in Control (as defined in the Zerbe Agreement), then Dr. Zerbe shall receive similar benefits as if he had been terminated without Cause. If Dr. Zerbe voluntarily terminates the Zerbe Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Zerbe Agreement except for the payment of accrued salary, expenses and benefits.

Following his retirement as President and Chief Executive Officer, effective January 1, 2014 and terminated on July 14, 2014, Dr. Horst Zerbe was appointed to serve in an ad-hoc capacity as an advisor to the Board and IntelGenx management in order to transition the responsibilities of President and CEO to Dr. Khosla and maintain continuity of management for a period of six months. Dr. Zerbe received compensation of CAD$58,750 (US$53,004), which was paid in equal installments, less deductions and withholdings required by law, before July 15, 2014, and continued to receive all employment benefits for which Dr. Zerbe was eligible as President and CEO for the duration of this appointment.

In the first quarter of 2015, following the recommendation of the Compensation Committee, the Board of Directors approved a one-time cash bonus of CAD$42,969 (US$38,767) for fiscal year 2014, to be paid to Dr. Zerbe in Q1 2015. Dr. Zerbe’s salary was also increased to CAD$262,500 effective January 1, 2015.

In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board of Directors approved a one-time cash bonus of CAD$98,438 (US$76,988) for fiscal year 2015, to be paid to Dr. Zerbe in Q1 2016. Dr. Zerbe’s salary was also increased to CAD$272,500 effective January 1, 2016.

Andre Godin. Effective August 24, 2015, we entered into an employment agreement with Mr. Godin, our Executive Vice President and Chief Financial Officer (the “Godin Agreement”). The agreement is for an indefinite period of time. Under the agreement, Mr. Godin is entitled to receive: (1) a minimum base salary of CAD$240,000 per year; and (2) an annual bonus of up to 40% of base salary based upon the achievement of certain performance targets.

Pursuant to the Godin Agreement, if Mr. Godin is terminated by the Company for Cause (as defined in the Godin Agreement), Mr. Godin is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Mr. Godin without Cause, Mr. Godin is entitled to all accrued payments, and Termination Benefits (as defined in the Godin Agreement) for an 12 month period (the “Godin Severance Period”), which shall include, (i) a lump sum payment of base salary for the Godin Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Godin Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Mr. Godin within 6 months following a Change in Control (as defined in the Godin Agreement), then Mr. Godin shall receive similar benefits as if he had been terminated without Cause. If Mr. Godin voluntarily terminates the Godin Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Godin Agreement except for the payment of accrued salary, expenses and benefits.

In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board of Directors approved a one-time cash bonus of CAD$29,423 (US$23,012) prorated for fiscal year 2015, to be paid to Mr. Godin in Q1 2016. Mr. Godin’s salary was also increased to CAD$252,000 effective January 1, 2016.

John Durham. Effective January 1, 2015, IntelGenx Corp., a wholly owned subsidiary of the Company entered into an employment agreement with Mr. Durham, our Vice President, Manufacturing Operations (the “Durham Agreement”). The agreement is for an indefinite period of time. Under the agreement, Mr. Durham is entitled to receive: (1) a minimum base salary of CAD$185,000 per year; and (2) an annual bonus of up to 30% of base salary based upon the achievement of certain performance targets.

Pursuant to the Durham Agreement, if Mr. Durham is terminated by the Company for Cause (as defined in the Durham Agreement), Mr. Durham is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Mr. Durham without Cause, Mr. Durham is entitled to all accrued payments, and Termination Benefits (as defined in the Durham Agreement) for an 12 month period (the “Durham Severance Period”), which shall include, (i) a lump sum payment of base salary for the Durham Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Durham Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Mr. Durham within 6 months following a Change in Control (as defined in the Durham Agreement), then Mr. Durham shall receive similar benefits as if he had been terminated without Cause. If Mr. Durham voluntarily terminates the Durham Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Durham Agreement except for the payment of accrued salary, expenses and benefits.

In the first quarter of 2016, following the recommendation of the Compensation Committee, the Board of Directors approved a one-time cash bonus of CAD$69,375 (US$54,258) for fiscal year 2015, to be paid to Mr. Durham in Q1 2016. Mr. Durham’s salary was also increased to CAD$195,000 effective January 1, 2016.

Robert Bechard. Effective January 18, 2015, IntelGenx Corp., a wholly owned subsidiary of the Company entered into an employment agreement with Mr. Bechard, our Vice President, Corporate Development (the “Bechard Agreement”). The agreement is for an indefinite period of time. Under the agreement, Mr. Bechard is entitled to receive: (1) a minimum base salary of CAD$175,000 per year; and (2) an annual bonus of up to 30% of base salary based upon the achievement of certain performance targets.

Pursuant to the Bechard Agreement, if Mr. Bechard is terminated by the Company for Cause (as defined in the Bechard Agreement), Mr. Bechard is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Mr. Bechard without Cause, Mr. Bechard is entitled to all accrued payments, and Termination Benefits (as defined in the Bechard Agreement) for an 12 month period (the “Bechard Severance Period”), which shall include, (i) a lump sum payment of base salary for the Bechard Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Bechard Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Mr. Bechard within 6 months following a Change in Control (as defined in the Bechard Agreement), then Mr. Bechard shall receive similar benefits as if he had been terminated without Cause. If Mr. Bechard voluntarily terminates the Bechard Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Bechard Agreement except for the payment of accrued salary, expenses and benefits.

Dana Matzen. Effective March 14, 2016 IntelGenx Corp., a wholly owned subsidiary of the Company entered into an Agreement with Dana Matzen, our Vice President, Business Development (the “Matzen Agreement”). The agreement is for an indefinite period of time. Under the Agreement, Dr. Matzen is entitled to receive (1) a minimum base salary of CAN$175,000 per year which will automatically increase to CAD$210,000 after six months and (2) an annual bonus of up to 30% of her base salary for meeting certain performance targets.

Pursuant to the Matzen Agreement, if Dr. Matzen is terminated by the Company for Cause (as defined in the Matzen Agreement), Dr. Matzen is not entitled to any notice, compensation or expenses except for accrued salary, bonus or expenses. If the Company terminates Dr. Matzen without Cause, Dr. Matzen is entitled to all accrued payments, and Termination Benefits (as defined in the Matzen Agreement) for an 12 month period (the “Matzen Severance Period”) which shall include, (i) a lump sum payment of base salary for the Matzen Severance Period plus the average of the three (3) last years’ bonuses that would have been payable during the Severance Period, (ii) continued participation in employee benefits plans up to the earlier of the end of the Matzen Severance Period or the start of subsequent employment with similar benefits, (iii) receive payment of any accrued bonus. In addition, any stock options that are unvested shall immediately vest.

If the employment is terminated by Dr. Matzen within 6 months following a Change in Control (as defined in the Matzen Agreement), then Dr. Matzen shall receive similar benefits as if she had been terminated without Cause. If Dr. Matzen voluntarily terminates the Matzen Agreement for any other reason or due to death or disability, the Company shall have no further obligations under the Matzen Agreement except for the payment of accrued salary, expenses and benefits.

Paul A. Simmons. Effective September 1, 2008, we entered into an employment agreement with Mr. Paul A. Simmons, to serve as our Chief Financial Officer (the “Simmons Agreement”). Under the agreement, Mr. Simmons is entitled to receive: (1) a minimum base salary of CAD$150,000 (US$110,965 at year-end 2008) per year, and (2) option grants under the 2006 Stock Option Plan, and (3) an annual bonus up to 30% of his base salary upon the archievement of specific performance targets established by the Board of Directors.

In the first quarter of 2015, following the recommendation of the Compensation Committee, the Board of Directors approved a one-time cash bonus of CAD$58,500 (US$ 52,779) to be paid out in Q1 2015. Mr. Simmons’ salary increased to CAD$205,000 effective January 1, 2015.

Mr. Simmons resigned effective May 22, 2015 and no further obligations were due to Mr. Simmons except for the payment of accrued salary, expenses and benefits.

Rajiv Khosla On April 23, 2013, IntelGenx Corp. entered into an employment agreement with Dr. Rajiv Khosla to serve as Chief Operating Officer and Chief Scientific Officer, and subsequently as our President and Chief Executive Officer with effect from January 1, 2014 (the “Khosla Agreement”). Under the agreement, Dr. Khosla was entitled to receive: (1) an annual salary of $215,000 (which shall increase to $228,000 on January 1, 2014), (2) 600,000 stock option grants under the 2006 Stock Option Plan (480,000 stock options on the commencement date of his employment and 120,000 stock options on January 1, 2014), and (3) an annual bonus of up to 50% of his base salary upon the achievement of specific performance targets established by the Board of Directors.

In December 2013, following the recommendation of the Compensation Committee, the Board of Directors approved a one-time cash bonus of CAD$32,250 (US$31,192) to be paid out in Q1 2014. In March 4, 2014, following the recommendation of the Compensation Committee, the Board of Directors approved an additional cash bonus of CAD$38,087.43 (US$32,058) for fiscal year 2013.

Dr. Khosla resigned on July 14, 2014 and no further obligations were due to Dr. Khosla except for the payment of accrued salary, expenses and benefits.

Incentive Plan Awards

The following table presents information regarding the outstanding equity awards held by each of the named officers as of December 31, 2015, including the vesting dates for the portions of these awards that had not vested as of that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Equity Incentive
	Number of	Number of	Plan
	Securities	Securities	Awards: Number of
	Underlying	Underlying	Securities
	Unexercised	Unexercised	Underlying	Option
	Options	Options	Unexercised	Exercise	Option
	(#)	(#)	Unearned Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Horst G. Zerbe	12,500(3)	12,500(3)	Nil	0.53	Dec. 8, 2019
	30,000(2)	Nil	Nil	0.60	Dec. 4, 2017
	40,000(1)	Nil	Nil	0.54	Nov. 29, 2016
John Durham	25,000(4)	75,000(4)	Nil	0.62	April 2, 2020
Andre Godin	Nil	600,000(5)	Nil	0.58	July 20, 2020

Footnotes:

(1) On November 29, 2011, the Board of Directors approved the grant of 40,000 options to purchase common stock to Dr. Horst G. Zerbe. The options vest over two years, all of which are exercisable as of year-end 2015.
(2) On December 4, 2012, the Board of Directors approved the grant of 30,000 options to purchase common stock to Dr. Horst G. Zerbe. The options vest over two years, all of which are exercisable as of year-end 2015.
(3) On December 8, 2014, the Board of Directors approved the grant of 25,000 options to purchase common stock to Dr. Horst G. Zerbe. The options vest over two years, 12,500 of which are exercisable as of year-end 2015.
(4) On April 2, 2015, the Board of Directors approved the grant of 100,000 options to purchase common stock to Mr. John Durham. The options vest over two years, 25,000 of which are exercisable as of year-end 2015.
(5) On July 20, 2015, the Board of Directors approved the grant of 600,000 options to purchase common stock to Mr. Andre Godin. The options vest over two years, none of which were exercisable as of year-end 2015.

Director Compensation

The following table sets forth compensation paid to each named Director during the year end December 31, 2015.

In addition, Directors are reimbursed for reasonable expenses incurred in their capacity as directors, including travel and other out-of-pocket expenses incurred in connection with meetings of the Board of Directors or any committee of the Board of Directors.

	Fees			Non-Equity	Non-Qualified
	Earned or			Incentive	Deferred	All
	Paid in	Stock		Plan	Compensation	Other
	Cash	Awards	Option	Compensation	Earnings	Compensation
Name	($)	($)	Awards ($)	($)	($)	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(j)
Horst G. Zerbe(3)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
J. Bernard Boudreau(2)(3)	42,430(3)	Nil	11,241	Nil	Nil	Nil	53,671
John (Ian) Troup(2)	28,156(3)	Nil	11,241	Nil	Nil	Nil	39,397
Bernd J. Melchers (1)	34,021(3)	Nil	11,241	Nil	Nil	Nil	45,262
John Marinucci(1)(2)(3)	34,021(3)	Nil	11,241	Nil	Nil	Nil	45,262
Clemens Mayr(1)(3)	11,732(4)	Nil	14,832	Nil	Nil	Nil	26,564

Footnotes:

(1)Audit Committee member
(2)Compensation Committee member
(3)CG&N Committee

Effective April 1, 2014, our Directors of the Board (except for the CEO) received an annual stipend of CAD$36,000, paid in quarterly installments. Furthermore, the Chairman of the Board received an additional stipend of CAD$24,000, the Vice-Chairman of the Board received CAD$12,000 and each Chairman of a Board committee received CAD$5,000. Subsequently, effective January 2015, the additional annual stipend for the Vice Chairman was increased to CAD$14,500 and for the Committee Chairmen to CAD$7,500. The cash amounts represent the equivalent U.S. Dollar value measured at the appropriate year end exchange rate used in the financial statements or the actual U.S. Dollar amounts paid at the time of payment.

At December 31, 2015 Mr. Boudreau, Mr. Troup, Mr. Melchers, Mr. Marinucci and Mr. Mayr held 137,500, 137,500, 62,500, 50,000 and Nil vested options to purchase common stock respectively.

Effective January 1, 2015 the additional stipend for each Chairman of a Board committee increased to CAD$7,500. Furthermore, the Board of Directors resolved that 50,000 options to purchase common stock will be granted annually to each non-employee director at the beginning of the fiscal year. All other compensation items remained as effective April 1, 2014.

Directors’ and Officers’ Liability Insurance

During 2014, we carried Directors’ and Officers’ liability insurance at an approximate annual cost of $45,580 for an insured amount of $5 million.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2015.

Respectively submitted,

John Marinucci (Chairman)
J. Bernard Boudreau
John (Ian) Troup

Members of the Compensation Committee

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Although IntelGenx has not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors. The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Effective January 1, 2014 and terminated on July 14, 2014, Dr. Horst G. Zerbe was appointed to serve in an ad-hoc capacity as an advisor to the Board and IntelGenx management in order to transition the responsibilities of President and CEO to Dr. Khosla and maintain continuity of management for a period of six months. Dr. Zerbe received compensation of $53,004, which was paid in equal installments, less deductions and withholdings required by law. Dr. Zerbe also continued to receive all employment benefits for which he was eligible as President and CEO for the duration of this appointment.

Family Relationships

Horst G. Zerbe and Ingrid Zerbe are husband and wife.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our shares of common stock by our directors and executive officers, and by each beneficial owner of five percent (5%) or more of our outstanding common stock. Based on information available to us, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, unless otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this proxy statement are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Applicable percentage ownership is based upon 63,615,256 shares of common stock outstanding as of March 25, 2016. Unless otherwise indicated, the address of each of the named persons is care of IntelGenx Technologies Corp., 6420 Abrams, Ville St-Laurent, Quebec, H4S 1Y2.

Name and Address	Amount and	Percent of
Nature of
Of Owner	Beneficial	Class
Ownership
Horst G. Zerbe(1)	4,670,243.5(1)	7.34%
Ingrid Zerbe(2)	5,471,356.5(2)	8.60%
Bernard J. Boudreau (3)	287,500 (3)	*
Ian Troup(4)	187,500 (4)	*
Bernd Melchers(5)	232,500 (5)	*
John Marinucci(6)	175,000 (6)	*
John Durham(7)	50,000 (7)	*
Andre Godin(8)	214,500 (8)	*
Clemens Mayr(9)	68,750 (9)	*
Robert Bechard(10)	10,000 (10)	*
Nadine Paiement(11)	135,000 (11)	*
All directors and officers as a group (11 persons)	11,502,351	18.08%

* Less than 1%.

(1) In connection with the acquisition of IntelGenx in 2006, Horst G. Zerbe became our President, Chief Executive Officer and Director and acquired 4,709,643.5 exchangeable shares of our Canadian holding corporation 6544631Canada Inc., a Canadian special purpose corporation which wholly owns IntelGenx Corp. (the “Exchangeable Shares”). The 4,709,643.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Horst Zerbe's discretion. On July 28, 2011 Horst Zerbe exchanged 470,964 of the exchangeable shares into common shares of IntelGenx Technologies Corp. In January of 2013, Horst Zerbe sold 250,000 of those common shares on the open market. In April and August of 2015, Horst Zerbe sold 60,000 and 36,900 of those common shares respectively on the open market. Prior to exchanging the Exchangeable Shares for shares of common stock, Horst Zerbe has the right to vote the remaining 4,238,679.5 shares of common stock which are currently held in trust on behalf of Horst Zerbe. All of the 4,362,743.5 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Horst Zerbe's beneficial ownership includes 225,000 shares of common stock resulting from the exercise of 225,000 options to purchase common stock on November 9, 2011. He also received 40,000 options to purchase common stock at an exercise price of $0.54, granted November 29, 2011. The options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On December 4, 2012 Horst Zerbe received 30,000 options to purchase common stock at an exercise price of $0.60. The options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On December 8, 2014 he also received 25,000 options to purchase common stock at an exercise price of $0.53. The options vested over two years, 50% of which are exercisable within 60 days of this filing.
Horst Zerbe and Ingrid Zerbe are husband and wife.

(2) In connection with the acquisition of IntelGenx in 2006, Ingrid Zerbe became our Corporate Secretary and our Director of Finance and Administration and acquired 4,709,643.5 Exchangeable Shares. In June of 2009 Ingrid Zerbe acquired 1,021,713 Exchangeable Shares from Joel Cohen in a private transaction. The 5,731,356.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Ingrid Zerbe’s discretion. On July 28, 2011 Ingrid Zerbe exchanged 573,135 of the exchangeable shares into common shares of IntelGenx Technologies Corp. In January of 2013 Ingrid Zerbe sold 250,000 of those common shares on the open market. In April and August of 2015, Ingrid Zerbe sold 86,900 and 163,100 of those common shares respectively on the open market. Prior to exchanging the Exchangeable Shares, Ingrid Zerbe has the right to vote the remaining 5,158,221.5 shares of common stock which are currently held in trust on behalf of Ingrid Zerbe. All of the 5,231,356.5 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Ingrid Zerbe's beneficial ownership includes 225,000 shares of common stock resulting from the exercise of 225,000 options to purchase common stock on November 9, 2011. She also received 15,000 options to purchase common stock at an exercise price of $0.54, granted November 29, 2011. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing.
Horst Zerbe and Ingrid Zerbe are husband and wife. .

(3) Mr. Boudreau's beneficial ownership consists of 35,000 common shares resulting from the exercise of stock options at $0.70 on August 19, 2008. He also received 40,000 options to purchase common stock at an exercise price of $0.54, granted November 29, 2011. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On August 6, 2013, 35,000 options to purchase common shares at an exercise price of $0.58 were granted to Mr. Boudreau. The options vested over two years, 25% every six months, all of which are exercisable at the time of this filing. On December 8, 2014, 25,000 options to purchase common shares at an exercise price of $0.61 were granted to Mr. Boudreau. The options vest over two years, 25% every six months, 12,500 of which are exercisable at the time of this filing. On April 2, 2015, 50,000 options to purchase common shares at an exercise price of $0.62 were granted to Mr. Boudreau. The options vested immediately and are exercisable at the time of this filing. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Boudreau. The options vested immediately and are exercisable at the time of this filing. In January of 2016, Mr. Boudreau and his wife purchased an aggregate of 65,000 shares of common stock on the open market.

(4) Mr. Troup’s beneficial ownership consists of 75,000 options to purchase common shares at an exercise price of $0.52 which were granted on December 3, 2013. The options vested over two years, 25% every six months, all of which are exercisable at the time of this filing. On December 8, 2014, 25,000 options to purchase common stock at an exercise price of $0.53 were granted to Mr. Troup. The options vest over two years, 25% every six months, 12,500 of which are exercisable at the time of this filing. On April 2, 2015, 50,000 options to purchase common shares at an exercise price of $0.62 were granted to Mr. Troup. The options vested immediately and are exercisable at the time of this filing. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Troup. The options vested immediately and are exercisable at the time of this filing.

(5) Mr. Melchers' beneficial ownership consists of 25,000 and 20,000 shares of common stock which he purchased on the open market on April 14, and July 27, 2011 respectively. On December 8, 2014, 25,000 options to purchase common shares at an exercise price of $0.61 were granted to Mr. Melchers. The options vest over two years, 25% every six months, 12,500 of which are exercisable at the time of this filing. On April 2, 2015, 50,000 options to purchase common shares at an exercise price of $0.62 were granted to Mr. Melchers. The options vested immediately and are exercisable at the time of this filing. Mr. Melcher's beneficial ownership includes 75,000 shares of common stock resulting from the exercise of 75,000 options to purchase common stock on May 16, 2015. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Melchers. The options vested immediately and are exercisable at the time of this filing.

(6) Mr. Marinucci’s beneficial ownership consists of 50,000 options to purchase common stock at an exercise price of $0.62, granted on April 2, 2015. The options vested immediately and are exercisable at the time of this filing. Mr. Marinucci's beneficial ownership includes 75,000 shares of common stock resulting from the exercise of 75,000 options to purchase common stock on July 31, 2015. On January 19, 2016, 50,000 options to purchase common shares at an exercise price of $0.41 were granted to Mr. Marinucci. The options vested immediately and are exercisable at the time of this filing.

(7) Mr. Durham’s beneficial ownership consists of 100,000 options to purchase common stock at an exercise price of $0.62, granted April 2, 2015. The options vest over two years, 25% every six months, 50,000 of which are exercisable within 60 days of this filing.

(8) Mr. Godin’s beneficial ownership consists of 600,000 options to purchase common stock at an exercise price of $0.58, granted July 20, 2015. The options vest over two years, 25% every six months, 150,000 of which are exercisable within 60 days of this filing. In December of 2015, Mr. Godin purchased an aggregate of 44,500 shares of common stock on the open market. On January 20, 2016, Mr. Godin purchased 20,000 shares of common stock on the open market.

(9) Mr. Mayr’s beneficial ownership consists of 75,000 options to purchase common stock at an exercise price of $0.58, granted August 13, 2015. The options vest over two years, 25% every six months, 18,750 of which are exercisable within 60 days of this filing. On January 19, 2016, 50,000 options to purchase common stock at an exercise price of $0.41 were granted to Mr. Mayr. The options vested immediately and are exercisable at the time of this filing.

(10) Mr. Bechard’s beneficial ownership consists of 150,000 options to purchase common stock at an exercise price of $0.41, granted January 19, 2016. The options vest over two years, 25% every six months, none of which are exercisable within 60 days of this filing. In January of 2015, Mr. Bechard purchased an aggregate of 10,000 shares of common stock on the open market.

(11) Ms. Paiement's beneficial ownership consists of 50,000 common stock resulting from the exercise of stock options at $0.41 in November, 2011. On May 12, 2011, she received 50,000 options to purchase common stock at an exercise price of $0.52, and 15,000 options to purchase common stock at an exercise price of $0.54 were granted on November 29, 2011. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. Ms. Paiement also received 20,000 options to purchase common stock at an exercise price of $0.51 granted June 13, 2012. The options vested over two years, 25% every six months, all of which are exercisable within 60 days of this filing. On January 19, 2016, 75,000 options to purchase common stock at an exercise price of $0.41 were granted to Ms. Paiement. The options vest over two years, 25% every six months, none of which are exercisable within 60 days of this filing.

Equity Compensation Plan Information

	Number of Securities	Weighted-	Number of securities
	to be issued upon	Average	remaining available
	exercise of	Exercise Price of	for future issuance
	outstanding options,	outstanding	under equity
	warrants and rights	options,	compensation plans
		warrants and rights	(excluding securities
reflected in the first
column)
Equity Compensation Plans Approved by Security Holders	2,942,571(1)	$0.56	2,087,721(2)
Equity Compensation Plans Not Approved by Security Holders	None	None	None
Total	2,942,571	$0.56	2,087,721

(1)	Includes shares of our common stock issuable pursuant to options granted under the 2006 Stock Option Plan.
(2)	Represents the maximum number of shares of our common stock available for grants under the 2006 Stock Option Plan as of December 31, 2015.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviewed and discussed the information contained in the 2015 first, second, third and fourth quarter earnings announcements with management of the Company and independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the 2015 first, second and third quarters’ Forms 10-Q and full year Form 10-K with management of the Company and independent registered public accounting firm prior to filing with the Securities and Exchange Commission. In addition, the Audit Committee met regularly with management, and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company’s fiscal 2015 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements as of and for fiscal year 2015;
•

discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, and SEC rule 2-07; and

•

received and reviewed the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3526, and has discussed with the independent accountant its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2015 filed with the SEC.

Respectfully submitted,

Bernd J. Melchers (Chairman)
John Marinucci
Clemens Mayr

Members of the Audit Committee

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The Audit Committee of the Board of Directors has engaged Richter LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. Richter, LLP was engaged as the Company's independent auditors on June 15, 2006, following the acquisition of our IntelGenx Corp. subsidiary. Richter, LLP audited the Company’s financial statements for the fiscal years ending December 31, 2006 to December 31, 2015.

Audit Fees

The following table sets forth, for each of the years indicated, the fees billed by our independent public accountants, Richter, LLP, for the fiscal years ended December 31, 2015 and 2014, and includes fees billed to our Canadian subsidiary, as well as fees for all necessary financial reviews in connection with our regulatory filings and the IntelGenx acquisition.

Audit and Non-Audit Fees

	2015	2014

Audit Fees (1)	$69,597	$78,153
Audit-Related Fees (2)	$6,570	$6,158
Tax Fees (3)	$4,106	$8,526
All Other Fees	$5,338	$-
Total	$85,611	$92,836

(1) Audit fees are fees for services provided in connection with the audits of the Company's annual financial statements and quarterly reviews of interim quarterly financial statements, as well as audit provided in connection with other statutory and regulatory filings.

(2) Audit-related fees are aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not otherwise reported as Audit fees.

(3) Tax fees are aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

Our auditors will be available at the annual meeting to respond to appropriate questions. If our auditors indicated a desire to make a statement at our annual meeting, they would be permitted to do so.

Shareholder Vote Required

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL 2 TO RATIFY THE APPOINTMENT OF RICHTER LLP.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

Section 14A of the United States Securities Exchange Act of 1934, as amended, requires that the Company include in this Proxy Statement for the Meeting a non-binding, advisory stockholder vote to approve the compensation of the Company’s executive officer’s as described in the above under “Directors and Executive Officer’s” and “Executive Compensation” set forth in the Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, is a non-binding vote, but gives stockholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers. The next advisory vote shall occur next year.

Accordingly, the following resolution is submitted for stockholder vote at the Meeting:

RESOLVED, that the stockholders of IntelGenx Technologies Corp. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Annual Meeting held May 10, 2016, pursuant to Item 402 of Regulation S-K for smaller reporting companies is hereby approved.

As an advisory vote, this proposal is not binding on the Board of Directors. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Shareholder Vote Required

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL #3.

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented to the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

SOLICITATION OF PROXIES

The Company is making the solicitation of proxies and will bear the costs associated therewith. Solicitations will be made by mail or electronically.

SHAREHOLDER PROPOSALS

Any shareholder proposals to be considered for inclusion in our proxy materials for the 2017 annual meeting of shareholders must be received at our principle executive office at 6420 Abrams, Ville Saint Laurent, Quebec H4S 1Y2, Canada no later than November 10, 2016. In connection with any matter to be proposed by a shareholder at the 2017 annual meeting, but not proposed for inclusion in our proxy materials, the proxy holders designated by us for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by us at our principal executive office by February 9, 2017.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE VOTE BY INTERNET OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

BY ORDER OF THE BOARD OF DIRECTORS,

Dr. Horst G. Zerbe, Chairman

INTELGENX TECHNOLOGIES CORP.
Annual Meeting of Shareholders
May 10, 2016 4:00 PM
This proxy is solicited by the Board of Directors

The shareholder hereby appoints Dr. Horst G. Zerbe as proxy, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of INTELGENX TECHNOLOGIES CORP. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 PM, EDT on 5/10/2016 at IntelGenx Technologies Corp., Saint Laurent, Quebec and any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXIES, THEIR SUBSTITUTES OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF.

1. To elect directors to serve until the next Annual Meeting of Shareholders or, in case until their successors have been duly elected and qualified.

		FOR	WITHHOLD			FOR	WITHHOLD

01.	Horst G. Zerbe, Ph.D.	[ ]	[ ]	04.	Bernd J. Melchers	[ ]	[ ]

02.	J. Bernard Boudreau	[ ]	[ ]	05.	John Marinucci	[ ]	[ ]

03.	John (Ian) Troup	[ ]	[ ]	06.	Clemens Mayr	[ ]	[ ]

2. To ratify the selection of Richter LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. Advisory vote on executive compensation.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Signature ____________________________________________

Signature (Co-owner) __________________________________

Dated: ____________________, 2016

[ ]	Please Mark Here for Address Change or Comments. Provide updated address or comments in the space provided below.

Please return your completed proxy whether or not you plan to attend the Annual Meeting. You may nevertheless vote in person if you do attend.

If you vote by Internet, you do NOT need to mail back your proxy card

YOUR VOTE IS IMPORTANT

Voting Instructions are on Reverse.

Voting Instructions

You may vote your proxy in the following ways:

Via Internet:

Login to www.pstvote.com/intelgenx2016

Enter your control number (12 digit number located below)

Via Mail:

Philadelphia Stock Transfer, Inc.
2320 Haverford Rd., Suite 230
Ardmore, PA 19003

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on May 9, 2016.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.